PROMISSORY NOTE

$150,000.00                                         November 9, 1999

FOR VALUE RECEIVED, ExecutiveMansions.com Inc., a Florida corporation (hereinafter referred to as the "Maker"), promises to pay to the order of Rcontest.com, Inc., a Georgia corporation ("Holder"), or assigns, at 4989 Peachtree Parkway, Suite 200, Norcross, Georgia 30092, or at such other place as the Holder may from time to time designate in writing to the Maker, in lawful money of the United States of America, the principal sum of One Hundred, Fifty Thousand Dollars and No Cents ($150,000.00), with interest at the rate of 7% per annum simple interest, until maturity. All principal and accrued interest due under this Note shall be paid in full on the tenth anniversary of the date of this Note (the "Maturity Date"); provided, that the balance due on this Note shall be paid in full prior to the Maker making any distribution to the stockholders of the Maker.

Interest shall accrue only on the amount of principal actually outstanding from time to time. The indebtedness evidenced by this Note may be prepaid in whole or in part at any time without penalty or premium. Any payment of principal or interest on this Note which is not made when due, as herein provided, shall bear interest at the same rate specified above unless the Note is accelerated, in which case interest shall accrue as specified in the following paragraph.

If from any circumstances whatsoever fulfillment of any provision of this Note at the time performance of such provision shall be due shall involve transcending the limit prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note or under any other instrument evidencing or securing the indebtedness evidenced hereby, that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity.

Presentment for payment, demand, protest and notice of demand, notice of dishonor and notice of nonpayment and all other notices are hereby waived by Maker. No failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a past due installment, or indulgences granted from time to time shall be construed (1) as a novation of this Note or as a restatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of the Holder thereafter to insist upon strict compliance with the terms of this Note, or (2) to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law; and Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereinafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of the Maker under this Note, either in whole or in part, unless the Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

Maker hereby waives and renounces for itself, its heirs, successors and assigns, all rights to the benefits of any statute of limitations, any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement and exemption now provided, or which may hereafter by provided, by the Constitution and laws of the United States of America and the State of Georgia, against the enforcement and collection of the obligations evidenced by this Note except as described above.

In the event that this Note is collected by law or through an attorney at law, or under advice therefrom, the Maker agrees to pay all costs of collection, including reasonable attorneys' fees actually incurred. This Note shall be governed by the laws of the State of Georgia.
Given under the hand and seal of the undersigned, the date and year indicated above.

DATED this 9th day of November 1999.


                   Executivemansions.com, Inc., a Florida Corporation

                   /s/ Ginny Lee

                   By: Ginny Lee, President